Exhibit 10.6.6

Summary of 2013 Incentive Plans

On December 18, 2012, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the portion of the Pinnacle West 2013 Annual Incentive Award Plan (the “PNW Plan”) that provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board and Chief Executive Officer of Arizona Public Service Company (“APS”).  On December 19, 2012, the Board, acting on the recommendation of the Committee, approved: the portion of the PNW Plan that provides an incentive award opportunity for Donald G. Robinson, President and Chief Operating Officer of APS; the APS 2013 Annual Incentive Award Plan (the “APS Plan”), which includes an incentive award opportunity for James R. Hatfield, Executive Vice President and Chief Financial Officer, and David P. Falck, Executive Vice President and General Counsel; and the APS 2013 Annual Incentive Award Plan for PVNGS Employees (the “Palo Verde Plan”), which includes an incentive award opportunity for Randall K. Edington, Executive Vice President and Chief Nuclear Officer.  The PNW Plan, the APS Plan and the Palo Verde Plan are referred to collectively herein as the “2013 Plans.”

No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Messrs. Brandt and Robinson, and APS, with respect to Messrs. Hatfield and Falck, each achieves a specified threshold earnings level.  No incentive payment will be awarded under the Palo Verde Plan with respect to Mr. Edington unless the Palo Verde Nuclear Generating Station (“Palo Verde”) achieves specified threshold business unit performance goals.  The Committee will evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the 2013 Plans, and Arizona Corporation Commission rate-related impacts will be excluded.  The impacts of any sale or disposal of real estate development operations will be excluded for purposes of the PNW Plan.

The award opportunities for Mr. Brandt and Mr. Robinson are based on the achievement of specified 2013 Pinnacle West earnings levels.  Mr. Brandt has an award opportunity of up to 50% of his base salary if the threshold earnings level is met, up to 100% of his base salary if a target earnings level is met, and up to 200% of his base salary if a maximum earnings level is met, before adjustment for business results and individual performance; however, in no event may Mr. Brandt’s award exceed 200% of his base salary.  Mr. Robinson has an award opportunity of up to 37.5% of his base salary if the threshold earnings level is met, up to 75% of his base salary if a target earnings level is met, and up to 150% of his base salary if a maximum earnings level is met, before adjustment for business results and individual performance; however, in no event may Mr. Robinson’s award exceed 150% of his base salary.  In considering Messrs. Brandt’s and Robinson’s individual performances, the Committee may also consider shareholder value creation, customer service, financial strength, operating performance, safety performance, leadership effectiveness and other general performance objectives.

The award opportunities for Messrs. Hatfield and Falck under the APS Plan and for Mr. Edington under the Palo Verde Plan are based on the achievement of specified 2013 APS earnings levels and specified business unit performance goals. Messrs. Hatfield and Falck have a target award opportunity of up to 60% of their base salary.  Messrs. Hatfield and Falck may earn less than the target amount or more, up to a maximum award opportunity of up to 120% of their base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance.  Mr. Edington has an award opportunity of 12.5% of his base salary, a target of 50% of his base salary, and up to a maximum of 100% of his base salary, depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance.  In no event may the award to Messrs. Hatfield, Falck and Edington exceed two times his target amount.  The business unit performance indicators that will be considered for Messrs. Hatfield and Falck are derived from APS’s critical areas of focus as provided in its Strategic Framework:  customers and communities, employees, operational excellence and shareholder value.  The business unit performance indicators for Mr. Edington are based on employees, operational excellence, performance improvement and shareholder value.  In considering each Officer’s individual performance the Committee may also consider additional factors such as shareholder value creation, customer service, financial strength, operating performance, safety, and the Chief Executive Officer’s assessment of the Officer’s performance during the year.